As filed with the Securities and Exchange Commission on February 11, 2022.
Registration Statement No. 333-261630

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Pre-effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORDIC AMERICAN TANKERS LIMITED
(Exact name of registrant as specified in its charter)

Islands of Bermuda		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Nordic American Tankers Limited Attn: Herbjørn Hansson LOM Building 27 Reid Street Hamilton HM 11 Bermuda (441) 292-7202		Seward & Kissel LLP Attn: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1265
(Address and telephone number of Registrant's principal executive offices)	__________________________________	(Name, address and telephone number of agent for service)
Copies to:
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1265

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐
† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
Nordic American Tankers Limited is filing this Amendment No. 1 to its registration statement on Form F-3 (File No. 333-261630) as an exhibits-only filing for the purpose of filing an updated auditor consent as Exhibit 23.3. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 9. EXHIBITS
See the Exhibit Index on the page immediately following the signature pages on this Form F-3/A, which Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sandefjord, country of Norway on February 11, 2022.
NORDIC AMERICAN TANKERS LIMITED

By:	/s/ Herbjørn Hansson
Name:	Herbjørn Hansson
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 11, 2022 in the capacities indicated.
Signature	Title

/s/ Herbjørn Hansson	Chairman of the Board of Directors,
Herbjørn Hansson	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Bjorn Giaever	Chief Financial Officer & Executive Vice President
Bjorn Giaever	(Principal Financial and Accounting Officer)

/s/ Jim Kelly	Director
Jim Kelly

/s/ Alexander Hansson	Director
Alexander Hansson

/s/ Douglas H. Penick	Director
Douglas H. Penick

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Nordic American Tankers Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on February 11, 2022.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi

Exhibits
Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)(1)

1.2	Form of Underwriting Agreement (for debt securities)(1)

4.1	Form of Common Share Certificate(2)

4.2	Form of Preferred Share Certificate(1)

4.3	Shareholder Rights Agreement(3)

4.4	Form of Warrant Agreement(1)

4.5	Form of Purchase Contract(1)

4.6	Form of Senior Indenture(4)

4.7	Form of Subordinated Indenture(5)

4.8	Form of Unit Agreement(1)

4.9	Form of Rights Agreement(1)

5.1#	Opinion of Appleby (Bermuda) Limited, Bermuda counsel to Nordic American Tankers Limited, as to the validity of the securities

5.2#	Opinion of Seward & Kissel LLP, U.S. counsel to the Company

23.1#	Consent of Appleby (Bermuda) Limited, (included in Exhibit 5.1)

23.2#	Consent of Seward & Kissel LLP (included in Exhibit 5.2)

23.3*	Consent of KPMG AS

24.1	Power of Attorney (contained in signature page)

25.1	Form of T-1 Statement of Eligibility (senior indenture)(1)

25.2	Form of T-1 Statement of Eligibility (subordinated indenture)(1)

107*	Filing Fee Table

#	Indicates a document previously filed with the Commission

*	Filed herewith.

(1)	To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.

(2)	Incorporated herein by reference to Exhibit 2.1 in the Annual Report of Nordic American Tankers Limited filed April 17, 2012 on Form 20-F.

(3)	Incorporated herein by reference to Exhibit 4.1 of Form 6-K filed on June 16, 2017.

(4)	Incorporated herein by reference to Exhibit 4.6 of Form F-3 filed on November 30, 2018.

(5)	Incorporated herein by reference to Exhibit 4.7 of Form F-3 filed on November 30, 2018.